                                POWER OF ATTORNEY
       For Executing Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G

     Known by all these present,  that the  undersigned  hereby  constitutes and appoints each of C. Christopher  Gaut, James L. McCulloch and John C. Ivascu, or
either  of them  signing  singly,  and  with  full  power of  substitution,  the undersigned's true and lawful attorney-in-fact to:

(1)  execute  for  and  on  behalf  of  the  undersigned  (a)  Forms  3, 4 and 5
     (including  amendments  thereto) in  accordance  with Section  16(a) of the
     Securities Exchange Act of 1934 and the rules thereunder,  (b) Form 144 and
     (c) Schedules 13D and 13G (including amendments thereto) in accordance with
     Sections  13(d) and 13(g) of the  Securities  Exchange  Act of 1934 and the
     rules thereunder, but only to the extent each such form or schedule relates to the  undersigned's  beneficial  ownership of  securities of Forum Energy
     Technologies, Inc. or any of its subsidiaries;

(2)  do and perform any and all acts for and on behalf of the  undersigned  that may be necessary or desirable to complete and execute any such Form 3, 4 or
     5, Form 144 or  Schedule  13D or 13G  (including  amendments  thereto)  and timely  file such  Forms or  Schedules  with the  Securities  and  Exchange
     Commission and any stock exchange, self-regulatory association or any other authority,  and  provide a copy as  required  by law or  advisable  to such persons as the attorney-in-fact deems appropriate; and

(3)  take  any  other  action  of any type  whatsoever  in  connection  with the foregoing  that,  in the opinion of each such  attorney-in-fact,  may be of
     benefit  to,  in  the  best  interest  of,  or  legally   required  of  the
     undersigned,  it  being  understood  that  the  documents  executed  by the attorney-in-fact  on behalf of the  undersigned  pursuant  to this Power of
     Attorney  shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

     The  undersigned  hereby  grants to each  attorney-in-fact  full  power and authority  to do and perform all and every act and thing  whatsoever  requisite, necessary  or proper to be done in the  exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally  present,  with full power of substitution or revocation,
hereby  ratifying  and  confirming  all  that  the   attorney-in-fact,   or  the
attorney-in-facts  substitutes or  substitute,  shall lawfully do or cause to be done by virtue of this  Power of  Attorney  and the  rights  and  powers  herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact,  and
their  substitutes,   in  serving  in  such  capacity  at  the  request  of  the undersigned, are not assuming (nor is Forum Energy Technologies,  Inc. assuming)
any of the  undersigned's  responsibilities  to comply  with  Section  16 of the
Securities Exchange Act of 1934.

     The undersigned agrees that each such attorney-in-fact may rely entirely on information  furnished  orally  or in  writing  by or at  the  direction  of the undersigned to the  attorney-in-fact.  The undersigned  also agrees to indemnify and hold harmless Forum Energy Technologies, Inc. and each such attorney-in-fact against  any  losses,  claims,  damages  or  liabilities  (or  actions  in these respects) that arise out of or are based upon any untrue statements or omissions of necessary  facts in the  information  provided by or at the  direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned,  to such  attorney-in-fact  for purposes of executing,  acknowledging,  delivering  or  filing  Forms 3, 4 or 5, Form 144 or
Schedule 13D or 13G (including amendments thereto) and agrees to reimburse Forum
Energy Technologies,  Inc. and such  attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

     This Power of  Attorney  shall  remain in full  force and effect  until the undersigned  is no  longer  required  to file  Forms  3, 4 and 5,  Form  144 and
Schedules  13D  and 13G  (including  amendments  thereto)  with  respect  to the undersigned's  holdings of and transactions in securities issued by Forum Energy
Technologies,  Inc.,  unless  earlier  revoked  by the  undersigned  in a signed writing  delivered to the  foregoing  attorneys-in-fact.  This Power of Attorney revokes all other powers of attorney that the undersigned has previously granted concerning the matters described herein.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

                                        /s/ John A. Carrig
                                        ----------------------------------------
                                        John A. Carrig

                                        December 31, 2011